Exhibit 99.1

CarParts.com Reports Record Third Quarter 2021 Results

 Record Third Quarter Sales of $141.8 million, up 21%

7th Consecutive Quarter of Year over Year Sales Growth

 Grew Inventory to a Record $131.8 million

TORRANCE, Calif. – November 2nd, 2021 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the third quarter ended October 2, 2021.

Third Quarter 2021 Summary vs. Year-Ago Quarter

●	Net sales increased 21% year over year to $141.8 million and increased 90% on a 2-year stack.
●	Gross profit increased 10% to $47.3 million, with gross margin of 33.4%.
●	Net loss was ($4.7) million or ($0.09) per diluted share, compared to net income of $1.4 million or $0.03 per diluted share.
●	Adjusted EBITDA of $2.3 million vs. $5.1 million.
●	Grew inventory to record $131.8 million.
●	Management reiterates long term targets of 20-25% compounded revenue growth and 8-10% EBITDA margin.

Management Commentary

“We saw another quarter of strong year over year growth” said Lev Peker, CEO of CarParts.com. “We also maintained EBITDA profitability while investing heavily into the business. We believe these investments are foundational and that they will be resilient for several years which will spring load our growth and operating leverage over the long run.”

“We are very proud of the work of our international sourcing and supply chain team. In a challenging environment, we were able to grow inventory to record levels. Given our proven track record of sourcing, strong inventory position, and distribution center expansions, we believe we are both able and ready to serve our customers through 2021 and 2022.”

Third Quarter 2021 Financial Results

Net sales in the third quarter of 2021 were $141.8 million compared to $117.4 million in the year-ago quarter. The increase was primarily driven by continued strong demand and the expanded capacity from our Grand Prairie distribution center (“DC”).

Gross profit in the third quarter increased 10% to $47.3 million compared to $43.1 million in the third quarter last year, with gross margin of 33.4%.

Total operating expenses in the third quarter were $51.7 million compared to $41.4 million in the third quarter last year due to an increase in sales and investments in the business.

Net loss in the third quarter was ($4.7) million compared to net income of $1.4 million in the third quarter last year. The net loss was driven primarily by an increase in non-cash charges.

Adjusted EBITDA in the third quarter decreased to $2.3 million compared to $5.1 million in the year-ago quarter. The decrease was driven primarily from foundational investments in technology, supply chain, and category management.

On October 2, 2021, the Company had no revolver debt, no outstanding trade letters of credit (“LCs”) and a cash balance of $20.7 million, compared to no revolver debt, no outstanding trade LCs and a $35.8 million cash balance at prior fiscal year-end January 2, 2021.

Conference Call

CarParts.com CEO Lev Peker and CFO/COO David Meniane will host a conference call today via an audio webcast on the Company’s website per the link below, followed by a question and answer period.

Date: Tuesday, November 2, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the Company’s website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 2096365. A telephone replay will also be available on the same day through November 16, 2021 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 2096365.

About CarParts.com, Inc.

With over 25 years of experience, and more than 50 million parts delivered, we’ve streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we’ve created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network, cuts out the brick-and-mortar supply chain costs and provides quality parts at a budget-friendly price.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net (loss) income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net (loss) income is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth and our ability to expand and improve our product offerings, and repurchases by us of outstanding shares of our common stock. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$141.85	$117.41	$444.18	$324.15
Gross profit	$47.33	$43.12	$149.86	$113.73
	33.4%	36.7%	33.7%	35.1%
Operating expense	$51.67	$41.39	$154.35	$110.17
	36.4%	35.3%	34.7%	34.0%
Net (loss) income	$(4.66)	$1.39	$(5.31)	$1.98
	(3.3)%	1.2%	(1.2)%	0.6%
Adjusted EBITDA	$2.29	$5.13	$14.20	$14.99
	1.6%	4.4%	3.2%	4.6%

The table below reconciles net (loss) income to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net (loss) income	$(4,659)	$1,385	$(5,309)	$1,975
Depreciation & amortization	2,573	1,766	7,123	5,298
Amortization of intangible assets	28	25	83	75
Interest expense, net	309	304	821	1,453
Taxes	39	45	207	199
EBITDA	$(1,710)	$3,525	$2,925	$9,000
Stock compensation expense	$4,005	$1,606	11,277	5,991
Adjusted EBITDA	$2,295	$5,131	$14,202	$14,991

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 2,	September 26,	October 2,	September 26,
	2021	2020	2021	2020
Net sales	$141,846	$117,406	$444,184	$324,154
Cost of sales (1)	94,513	74,285	294,328	210,425
Gross profit	47,333	43,121	149,856	113,729
Operating expense	51,668	41,389	154,353	110,174
(Loss) income from operations	(4,335)	1,732	(4,497)	3,555
Other income (expense):
Other, net	24	6	221	80
Interest expense	(309)	(308)	(826)	(1,461)
Total other expense, net	(285)	(302)	(605)	(1,381)
(Loss) income before income taxes	(4,620)	1,430	(5,102)	2,174
Income tax provision	39	45	207	199
Net (loss) income	(4,659)	1,385	(5,309)	1,975
Other comprehensive gain (loss):
Foreign currency translation adjustments	60	(38)	90	(73)
Unrealized (loss) gain on deferred compensation trust assets	(5)	35	68	(2)
Total other comprehensive gain (loss)	55	(3)	158	(75)
Comprehensive (loss) income	$(4,604)	$1,382	$(5,151)	$1,900
Net (loss) income per share:
Basic net (loss) income per share	$(0.09)	$0.03	$(0.10)	$0.05
Diluted net (loss) income per share	$(0.09)	$0.03	$(0.10)	$0.04
Weighted-average common shares outstanding:
Shares used in computation of basic net (loss) income per share	52,264	44,686	50,903	40,314
Shares used in computation of diluted net (loss) income per share	52,264	53,573	50,903	50,386

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	October 2,	January 2,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$20,680	$35,802
Accounts receivable, net	8,055	6,318
Inventory, net	131,768	89,316
Other current assets	6,351	7,939
Total current assets	166,854	139,375
Property and equipment, net	19,069	14,742
Right-of-use - assets - operating leases, net	18,856	17,507
Right-of-use - assets - finance leases, net	14,813	12,457
Other non-current assets	2,217	2,892
Total assets	$221,809	$186,973
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,430	$45,302
Accrued expenses	23,446	18,190
Customer deposits	708	630
Right-of-use - obligation - operating, current	3,467	2,527
Right-of-use - obligation - finance, current	2,484	1,583
Other current liabilities	3,935	3,747
Total current liabilities	93,470	71,979
Right-of-use - obligation - operating, non-current	17,077	16,046
Right-of-use - obligation - finance, non-current	12,836	11,428
Other non-current liabilities	3,956	4,031
Total liabilities	127,339	103,484
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 52,415 and 48,091 shares issued and outstanding as of October 2, 2021 and January 2, 2021 (of which 2,525 are treasury stock)	55	51
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	276,388	260,260
Accumulated other comprehensive loss	(57)	(215)
Accumulated deficit	(174,770)	(169,461)
Total stockholders’ equity	94,470	83,489
Total liabilities and stockholders' equity	$221,809	$186,973

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	October 2,	September 26,
	2021	2020
Operating activities
Net (loss) income	$(5,309)	$1,975
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation and amortization expense	7,123	5,298
Amortization of intangible assets	83	75
Share-based compensation expense	11,277	5,991
Stock awards issued for non-employee director service	17	18
Loss from disposition of assets	15	1
Amortization of deferred financing costs	13	14
Changes in operating assets and liabilities:
Accounts receivable	(1,737)	(4,306)
Inventory	(42,453)	(24,229)
Other current assets	1,580	(1,927)
Other non-current assets	556	(622)
Accounts payable and accrued expenses	19,477	18,062
Other current liabilities	266	380
Right-of-use obligation - operating leases - current	960	902
Right-of-use obligation - operating leases - long-term	(331)	(354)
Other non-current liabilities	114	332
Net cash (used) provided by operating activities	(8,349)	1,610
Investing activities
Additions to property and equipment	(8,434)	(6,936)
Proceeds from sale of property and equipment	27	—
Net cash used in investing activities	(8,407)	(6,936)
Financing activities
Borrowings from revolving loan payable	105	1,394
Payments made on revolving loan payable	(105)	(1,394)
Proceeds from notes payable	—	4,107
Payments of notes payable	—	(5,333)
Payments on finance leases	(1,566)	(560)
Net proceeds from issuance of common stock	—	60,531
Statutory tax withholding payment for share-based compensation	(3)	(91)
Proceeds from exercise of stock options	3,230	3,398
Preferred stock dividends paid	—	(33)
Net cash provided by financing activities	1,661	62,019
Effect of exchange rate changes on cash	(27)	5
Net change in cash and cash equivalents	(15,122)	56,698
Cash and cash equivalents, beginning of period	35,802	2,273
Cash and cash equivalents, end of period	$20,680	$58,971
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$4,075	$14,785
Right-of-use finance asset acquired	$4,257	$1,900
Accrued asset purchases	$1,727	$735
Share-based compensation expense capitalized in property and equipment	$1,610	$475
Stock issued for services	$622	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$77	$113
Cash paid during the period for interest	$811	$1,603